UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2015 (December 15, 2015)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015 (the “Effective Date”), VirtualScopics, Inc. (the “Company”) appointed Ronald Way as the Company's Chief Operating Officer. Mr. Way, age 60, has served as the Vice President of Operations of the Company since August 2014 and previously as its Director of Operations from January 2011 to July 2014. Prior to joining the Company, Mr. Way served as Director of Manufacturing Operations for Ultralife Corporation in Newark, New York from January 1985 to December 2010.

In connection with being appointed Chief Operating Officer, the Company also entered into an employment agreement with Mr. Way (the “Executive Employment Agreement”). The term of the Executive Employment Agreement begins as of the Effective Date, and will be extended automatically for one-year periods so long as Mr. Way remains fully employed by the Company. Mr. Way will receive an annual salary of $150,000 during the term of the Executive Employment Agreement. Mr. Way is also eligible to receive an annual incentive bonus tied to the achievement of Company goals approved by the Compensation Committee of the Company’s Board of Directors. Mr. Way is eligible to participate in such health, medical and dental, disability and other executive benefit plans as are afforded to other executive officers of the Company. The Executive Employment Agreement provides that if the Company terminates Mr. Way’s employment without cause, then the Company is required to pay his annual salary and benefits for a period of three months (the “Severance Payment”). If a Change in Control (as defined in the Executive Employment Agreement) occurs on or before the third anniversary of the Effective Date, then the Company is required to pay Mr. Way an amount equal to 25% of his annual salary for the year in which the Change in Control occurs (the “Change in Control Bonus”). If Mr. Way is terminated without cause and is paid the Severance Payment, he is not entitled to receive the Change in Control Bonus.

In connection with the Executive Employment Agreement, Mr. Way and the Company also entered into an agreement regarding confidentiality and non-competition (the “Confidentiality and Non-Competition Agreement”), pursuant to which Mr. Way agreed to provisions for the protection of the Company’s confidential information for an indefinite period, and non-competition and non-solicitation provisions for a period of one year after the termination of his employment with the Company.

The foregoing summaries of the Executive Employment Agreement and Confidentiality and Non-Competition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Executive Employment Agreement and Confidentiality and Non-Competition Agreement, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

	10.1	Employment Agreement by and between VirtualScopics, Inc. and Ronald Way, dated December 15, 2015.

	10.2	Confidentiality and Non-Competition Agreement by and between VirtualScopics, Inc. and Ronald Way, dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: December 21, 2015	By:	/s/ James Groff
	Name:	James Groff
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between VirtualScopics, Inc. and Ronald Way, dated December 15, 2015.

10.2	Confidentiality and Non-Competition Agreement by and between VirtualScopics, Inc. and Ronald Way, dated December 15, 2015.